AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 2016

REGISTRATION NO. 333-213727

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

N/A

I.R.S. Employer Identification Number

3 Arava St., pob 1026

Airport City, Israel 7010000

972-3-600-9030

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE 19808

1-800-927-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrea Cataneo, Esq.

Richard A. Friedman, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, New York 10112

Phone: (212) 653-8700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plants, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☑ Smaller reporting company

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-213727) (the “Registration Statement”) of My Size, Inc. is being filed solely to file Exhibit 5.1 to the Registration Statement. Accordingly, this Amendment No. 2 consists solely of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, Exhibits 3.2, 3.3 and 5.1 and the signature page. This Amendment No. 2 does not modify any provision of the Registration Statement except as specifically noted herein.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits.

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Form 10-K filed March 4, 2016).

3.2	Certificate of Amendment of the Certificate of Incorporation filed with the Delaware Secretary of State on December 26, 2012.*

3.3	Certificate of Amendment of the Certificate of Incorporation filed with the Delaware Secretary of State on January 23, 2014.*

3.4	Amended and Restated Bylaws (incorporated by reference to Form 10-K filed March 4, 2016).

4.1	Specimen Common Stock Certificate of the Registrant**

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP*

23.1	Consent of Weinberg & Baer LLC**

23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP (contained in Exhibit 5.1)*

24.1	Power of Attorney (included on signature pages to the registration statement)**

99.1	Form of Purchase Agreement **

99.2	Form of Note**

99.3	Form of Warrant**

*Filed herewith

** Previously Filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for fling on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Airport City, State of Israel, on December 21, 2016.

My Size, Inc.

By:	/s/ Ronen Luzon
Ronen Luzon
Its:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Or Kles
Or Kles
Its:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Ronen Luzon	December 21, 2016
Ronen Luzon
Chief Executive Officer and Director (principal executive officer)

/s/ Or Kles	December 21, 2016
Chief Financial Officer (principal financial and accounting officer)

/s/ Eli Walles	December 21, 2016
Eli Walles
Chairman

*	December 21, 2016
Zeev Lavenberg
Director

*	December 21, 2016
Moshe Gedansky
Director

*	December 21, 2016
Shoshana Herman
Director

*	By:	/s/ Ronen Luzon
Ronen Luzon
Attorney-in-Fact

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